EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 1st day of July, 1998 by and between NewCare Health Corporation, a Nevada corporation, with offices at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328 (hereinafter referred to as the "Company") and Philip M. Rees, an individual resident of the State of Georgia (hereinafter referred to as the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Company is, is engaged in the business of owning and operating (including without limitation, services with respect to accounting, operations, marketing and management) nursing home facilities, retirement facilities, assisted living facilities, hospitals, and the provision of services ancillary to those business (the foregoing business activities are hereinafter referred to as the "Business") currently throughout the United States (the "Region"); and

     WHEREAS, the Company and the Executive desire to enter into this Agreement for the Executive to serve as the General Counsel and Chief Legal Officer of the Company and to set forth herein the respective rights and responsibilities of each party to the other;

     NOW, THEREFORE, in consideration of the mutual benefits arising therefrom and for other good and valuable consideration, the parties hereto agree as follows:

     1. Employment. The Company agrees to and does hereby employ the Executive, and the Executive agrees to and hereby does accept employment by the Company, subject to the terms and conditions set forth herein.

     2. Term. The term of this Agreement shall commence effective as of July 1, 1998 and shall be for an initial term of three years; provided, however, unless the Company or the Executive shall give notice of non-renewal at least 60 days prior to the end of any term year, the term shall automatically extend for an additional year thereby maintaining a term of three years (the "Term"), unless such Term shall be sooner terminated pursuant to the terms hereof or extended by mutual agreement of the Company and the Executive.

     3.   Duties.

          (a) Title and Duties. During the Term of this Agreement, the Executive shall be employed as the General Counsel and Chief Legal Officer of the Company and its subsidiaries, and shall be in charge of and responsible for the general and supervisory duties normally and customarily attendant to such office in a company engaged in the Business, and shall render such other related services and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the Board of Directors of the Company (the "Board").

          (b) Full Time Employment. The Executive agrees that during the Term, he will devote substantially his full business time, energies, labor and skills to the business of the Company and to the duties and responsibilities

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specified herein.  The Company shall provide the Executive with his own office space and such secretarial, administrative and clerical support as the Executive may reasonably require to enable the Executive to execute his duties and responsibilities.

     4.   Compensation.

          (a) Annual Salary. In consideration for the services performed under this Agreement, the Company shall pay to the Executive an annual salary of $275,000 beginning July 1, 1998, $325,000 beginning July 1, 1999 and $385,000 beginning July 1, 2000. Thereafter, the annual salary shall increase by 10% each year unless otherwise agreed to by the Company and the Executive.

          (b) Stock Options. During each year during the Term, the Company shall grant to Executive nonqualified stock options from the Company's employee stock option plan, immediately vested and exercisable, to purchase at least 125,000 shares of the Company's common stock at an exercise price equal to the stock price for the Company's common stock quoted on the NASDAQ (or such other exchange on which the Company's common stock is then traded) at the close of trading on the trading day immediately preceding the date such options are granted.

          (c) Bonus. During each year during the Term, the Executive shall participate in any year end or other bonus pool commensurate with bonuses received by similarly situated executives of the Company.

     5.   Benefits.

          (a) Vacation. The Executive shall be entitled to reasonable paid vacation, up to four calendar weeks, during each twelve month period of his employment, at such time or times as the Executive shall determine in his reasonable discretion, taking into account the needs of the Company and its business operations.

          (b) Reimbursement For Expenses. The Executive may, and is hereby authorized to, incur reasonable expenses in promoting the Company's business and conducting his duties under this Agreement, including reasonable travel
and entertainment expenses.   The Company shall reimburse the Executive
promptly for all such reasonable expenses upon the presentation by the Executive of itemized accounts of and receipts for such expenses. The Company reserves the right to establish an allowance for such expenses, as determined from time to time by the Board.

          (c) Other Benefits. Throughout the Term, the Executive shall be and remain eligible to participate in any pension, profit-sharing, stock option, employee incentive programs or other similar plan or program of the Company now existing or established hereafter for the benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof. The Executive also shall be entitled to participate in any group insurance, hospitalization, medical, health, accident, disability or other similar plan or program of the Company now existing or established hereafter for the benefit of Company employees or executives generally, to the extent that he is eligible under the general provisions thereof. In addition, the Executive shall be entitled to the benefits set forth on Schedule l attached hereto and incorporated herein by reference.

     6.   Restrictive Covenants of the Executive.

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          (a)   Confidentiality.  The Executive acknowledges that his
employment by the Company has heretofore brought him, and will throughout his employment continue to bring him, into close contact with many confidential affairs of the Company and its affiliates, including information about operational methods, and other business affairs, methods and information, including plans for future development, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the Company and the Affiliates are engaged in, and shall continue to be engaged in, business operations throughout the Region, that its services may be marketed throughout the Region, and that the Company and the Affiliates compete with other organizations that are or could be located in nearly any part of the Region. In recognition of the foregoing, the Executive covenants and agrees that:

               (i) he will not, except as necessary in Executive's good faith business judgment in discharging Executive's duties hereunder, knowingly divulge any material confidential matters of the Company or the Affiliates which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company or the Affiliates during his employment hereunder or following the expiration or termination of his employment with the Company for any reason; and

               (ii) he will deliver promptly to the Company at the end of the Term, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of the Company and/or the Affiliates which he obtained while employed by, or otherwise serving or acting on behalf of, the Company or any of the Affiliates, and which he may then possess or have under his control.

          (b) Non-Solicitation of Facilities; Non-Interference with Trade Relationships. The Executive shall not, during the term of his employment by the Company, directly or indirectly, through any other individual or entity, solicit, entice, persuade or induce any other individual or entity to terminate, reduce, change or refrain from renewing or extending its contractual or prospective contractual or other relationship with the Company or any affiliates, and the Executive shall not approach or solicit, directly or indirectly, any health care facility which is managed by the Company or any affiliates for any of the above purposes or authorize or knowingly cooperate with the taking of any of the above actions by any other individual or entity.

          (c) Severability. The Executive agrees that the covenants and agreements contained in Sections 8(a) and (b) of this Agreement, are of the essence of this Agreement; that the Executive has agreed to the agreements set forth in Section 8(a) and b as an inducement to the Company to employ the Executive; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the business of the Company; that the Company is engaged in the Business in and throughout the Region; that irreparable loss and damage will be suffered by the Company should the Executive breach any such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; and that the enforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement.

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          (d)   Injunctive Relief. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 6 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

     7.   Termination.

          (a) Notice Periods. Notwithstanding any provisions contained herein to the contrary, (i) the Executive's employment may be terminated by the Company upon the Executive's death or disability (as defined below) or for Cause (as defined below), (ii) the Executive may terminate his employment upon thirty (30) days' notice to the Company for Good Reason (as defined below) or upon thirty (30) days' notice to the Company without reason and (iii) the Executive's employment shall be terminated immediately upon the happening of a Terminating Event (as defined below).

          (b) "Disability". For purposes of this Agreement, "Disability" shall mean the Executive is mentally or physically disabled from properly performing his duties and responsibilities hereunder for a period of one hundred twenty (120) consecutive days or for one hundred eighty (180) days even though not consecutive, within any one (1) year period, all as determined by a physician reasonably acceptable to the Executive and the Company in good faith by the Company's Board of Directors and supported by medical evidence.

          (c) "Cause". For purposes of this Agreement, for "Cause" shall mean: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) any action by the Executive which constitutes fraud, misappropriation of funds or embezzlement; (iii) a decree by a court of competent jurisdiction that the Executive is not competent to manage his own affairs; or (iv) the intentional commission or omission, with blatant malevolent intent, of an act which jeopardizes the continuing effectiveness of the Business or of the certificates, licenses or other authorizations held by the Company and necessary for the conduct of the Business.

          (d) "Good Reason". For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) the assignment to the Executive of duties and responsibilities inconsistent with the Executive's positions, duties, responsibilities, titles or offices described herein; (ii) any material reduction by the Company of the Executive's duties or responsibilities (including the appointment, without the Executive's consent, of an executive officer senior to him with respect to legal matters of the Company or its affiliates); (iii) any reduction by the Company of the Executive's compensation and benefits as set forth in Paragraphs 4 and 5 hereof (it being understood that a reduction of benefits to all senior management personnel of the Company shall not be deemed a reduction of the Executive's compensation package for the purposes of this section) or (iv) requiring the Executive to be based at a location not within reasonable commuting distance of Atlanta, Georgia.

          (e)   "Terminating Event."   For purposes of this Agreement, a
"Terminating Event" shall mean any of the following:

                (i) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934, becomes,

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or obtains the right to become, the beneficial owner of Employer securities having 51% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

                (ii) The Board-nominated slate of candidates for the Board is not elected;

                (iii) Employer consummates a merger or similar transaction in which it is not the surviving entity;

                (iv)   Substantially all of  Employer's assets are sold; or

                (v) Employer's stockholders approve the dissolution or liquidation of Employer.

          (f) Death, Disability, or Termination for Cause. In the event that the Executive's employment hereunder is terminated as a result of death, disability or for Cause by the Company, or without Good Reason by the Executive, or in the event that this Agreement is not renewed or extended at the end of the Term, then the Company shall have no further obligations or liabilities to the Executive hereunder, such that all benefits and salary provided for within this Agreement shall terminate simultaneously with the termination of the Executive's employment except for benefits and salary earned and accrued through the date of termination. Nothing in this subparagraph (f) shall supersede any rights of the Executive to receive any amounts or benefits otherwise due to him upon the occurrence of any of the events described in the immediately preceding sentence, whether such rights are created by this Agreement or otherwise. Notwithstanding the foregoing, in the event that the Executive's employment is terminated due to disability, the Company shall continue to pay the salary and maintain benefits for Executive for a period equal to one (1) year from the date on which the Executive first became unable to perform his duties and responsibilities hereunder as a result of such disability.

          (g) Termination by Employee with Good Reason, by the Company Without Cause or the Happening of a Terminating Event. In the event of the Executive's termination by the Company other than for Cause, death or disability, in the event of termination of the Executive's employment by the Executive for Good Reason or in the event of a Terminating Event the Company shall immediately pay to Employee a lump sum amount equal to all the compensation and benefits which would have been paid during the remaining term of the Agreement (without reducing such amount to present value).

          (h) Termination Notices. Any termination by the company or by the Executive shall be communicated by written notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment.

     8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.


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     9.   Notices.  All notices required or permitted to be given by either party hereunder, including notice of change of address, shall be given in writing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, or by nationally recognized overnight courier service, to the other party at the addresses set forth on the first page of this Agreement, or to such other address as may be designated by either party to the other party hereto. Notices shall be effective upon delivery, or if delivery is refused, upon tender of delivery.

    10.   Miscellaneous.

          (a) Entire Agreement. (i) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understanding. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a waiver, by the party waiving compliance therewith, which states that it is intended to amend
or waive a provision of this Agreement.   Any waiver of any rights or failure
to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

               (ii) The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

          (b) Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

          (c) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.

          (d)   Headings.   All headings in this Agreement are for convenience
only and are not intended to affect the meaning of any provision hereof.

          (e) Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

          (f) Good Faith. The parties acknowledge that this Agreement has been entered into in good faith and that each party will exercise good faith in the performance of its obligations and enforcement of its rights hereunder.


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     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the day and year first above written.

"EXECUTIVE"                         "COMPANY"

                                     NewCare Health Corporation
/s/ Philip M. Rees            (SEAL)
Philip M. Rees
                                     By: /s/ Darrell C. Tucker
                                     Its: President
                                               [CORPORATE SEAL]






































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                                  SCHEDULE 1

     The Company shall maintain, at its sole expense, a life insurance policy covering the Executive and providing a death benefit of $2,000,000 and made payable to a beneficiary designated by the Executive.

     The Company shall pay any incremental cost of maintaining dependent health coverage on the Executive and his dependents.

     The Company shall pay the Executive's license fees and societies and associations dues and expenses.

     The Company shall pay the Executive's continuing education fees and expenses.



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                 AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 12th day of April, 1999 by and between NewCare Health Corporation, a Nevada corporation, with offices at 6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328 (hereinafter referred to as the "Company") and Philip M. Rees, an individual resident of the State of Georgia (hereinafter referred to as the "Executive").

                            W I T N E S S E T H :

     WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement dated as of July 1, 1998 (the "Employment Agreement"); and

     WHEREAS, as a result of financial hardships currently existing in the long term healthcare industry, the Board of Directors of the Company has requested that the Company and the Executive enter into this Agreement to amend certain of the terms of the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits arising therefrom and for other good and valuable consideration, the parties hereto agree as follows:

     1. Notwithstanding anything to the contrary contained in Paragraph 4(a) of the Employment Agreement, Executive's annual salary shall not be changed (increased or decreased) until such time as the Company and the Executive have agreed to a methodology for annual increases acceptable to the Executive and the Board of Directors of the Company.

     2. Notwithstanding anything to the contrary contained in Paragraph 4(b) of the Employment Agreement, Executive shall not be granted options to purchase common stock of the Company pursuant to the Employment Agreement until such time as the Company and the Executive have agreed to a methodology for the granting of such options acceptable to the Executive and the Board of Directors of the Company; provided, however, nothing herein is intended to limit the right of the Board of Directors of the Company to grant options to Executive outside the terms of the Employment Agreement.

     3. Except as specifically amended herein, the Employment Agreement shall remain in full force and effect.

     4. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

     5.  Miscellaneous.

         (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements (other than the Employment Agreements) and understanding. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

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         (b)  This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the day and year first above written.

"EXECUTIVE"                        "COMPANY"


/s/ Philip M. Rees         (SEAL)  By: /s/ Darrell C. Tucker
Philip M. Rees                     Its:  President
                                        [CORPORATE SEAL]